Exhibit 10.30(a)

FIRST AMENDMENT TO AGREEMENT OF PURCHASE AND SALE

AND ESCROW INSTRUCTIONS

THIS FIRST AMENDMENT TO AGREEMENT OF PURCHASE AND SALE AND ESCROW INSTRUCTIONS (“First Amendment”), dated as of July 2, 2012, is made and entered into by and between McKAY HENRY, LLC, a California limited liability company (“Seller”), and SYNAPTICS INCORPORATED, a Delaware corporation (“Buyer”).

RECITALS

A. Seller and Buyer are parties to that certain Agreement of Purchase and Sale and Escrow Instructions dated April 19, 2012 (the “Purchase Agreement”), pursuant to which Seller agreed to sell, and Buyer agreed to purchase, the Property described in the Purchase Agreement, including, without limitation, that certain real property, consisting of approximately seven and eighty-four hundredths (7.84) acres of land, located at 1109, 1151 and 1251 McKay Drive in the City of San Jose, County of Santa Clara, State of California (APNs 244-19-047, 244-19-032 and 244-19-023), which is the subject of First American Title Insurance Company’s Escrow No. NCS-549396-SC.

B. Seller and Buyer now desire to amend the Purchase Agreement to provide for a reduced Purchase Price for the Property referred to above if the Closing occurs, including the Deed referred to in the Purchase Agreement records, on Friday, July 6, 2012.

NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Buyer and Seller hereby agree as follows:

1. Defined Terms. All capitalized terms used herein and in the Recitals of this First Amendment but not otherwise defined herein shall have the meanings ascribed to such terms as set forth in the Purchase Agreement.

2. Reduced Purchase Price. The Purchase Price to be paid by Buyer to Seller for the Property shall be reduced to Eleven Million Eight Hundred Forty-nine Thousand Seven Hundred Sixty and 00/100 Dollars ($11,849,760.00) if the Closing occurs, including the Deed is recorded in the Official Records of Santa Clara County, on Friday, July 6, 2012.

(a) If, for any reason, the Closing, including recordation of the Deed in the Official Records of Santa Clara County, does not occur on or before July 6, 2012, , then (i) the provisions of Paragraph 2 above shall be void and of no further force or effect, (ii) neither Seller nor Buyer shall be in default under the Purchase Agreement, as amended hereby, solely because the Closing did not occur and/or the Deed did not record on July 6, 2012, (iii) the Purchase Agreement shall remain in effect without regard to Paragraph 2 above and (iv) the Purchase Price for the Property shall be Twelve Million Ninety-nine Thousand Seven Hundred Sixty and 00/100 Dollars ($12,099,760.00).

3. Reaffirmation of Purchase Agreement. Buyer and Seller acknowledge and agree that the Purchase Agreement, as modified by this First Amendment, is hereby reaffirmed, ratified and confirmed in its entirety, and remains in full force and effect. Except as modified by this First Amendment, the terms and provisions of the Purchase Agreement shall remain unchanged. If there is any conflict between the terms and provisions of the Purchase Agreement and this First Amendment, the terms and provisions of this First Amendment shall control and prevail.

4. Counterparts. This First Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The parties hereby acknowledge and agree that facsimile signatures or signatures transmitted by electronic mail in so-called “pdf” format shall be legal and binding and shall have the same full force and effect as if an original of this First Amendment had been delivered. Seller and Buyer (i) intend to be bound by the signatures on any document sent by facsimile or electronic mail, (ii) are aware that the other party will rely on such signatures, and (iii) hereby waive any defenses to the enforcement of the terms of this First Amendment based on the foregoing forms of signatures.

IN WITNESS WHEREOF, the parties have executed this First Amendment as of the date first written above.

SELLER:

McKAY HENRY, LLC, a California limited liability company

By:	/s/ Scott R. Trobbe

Name:	Scott R. Trobbe
Title:	Authorized Signatory

BUYER:

SYNAPTICS INCORPORATED, a Delaware corporation

By:	/s/ Kathleen A. Bayless

Name:	Kathleen A. Bayless
Title:	SVP CFO

2